AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 5th day of May, 2020, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedule and funds list in Exhibit C of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective July 1, 2020, Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES     U.S. BANCORP FUND SERVICES, LLC

By: /s/ Brian R. Wiedmeyer    By: /s/ Anita Zagrodnik

Name: Brian R. Wiedmeyer    Name: Anita Zagrodnik

Title:    President                Title: Senior Vice President

Tortoise

Amended Exhibit C to the Fund Administration Servicing Agreement – Managed Portfolio Series
Name of Series
Tortoise MLP & Pipeline Fund
Tortoise Energy Evolution Fund
Tortoise MLP & Energy Infrastructure Fund
Tortoise MLP & Energy Income Fund
Ecofin Global Renewables Infrastructure Fund

FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES at July 2020
Annual Fee Based Upon Average Net Assets per Fund
[...] basis points on the first $125 million
[...] basis points on the next $250 million
[...] basis points on the balance
Minimum Annual Fee: $[...] per fund

Additional fee of $[...] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
▪    Advisor Information Source – On-line access to portfolio management and compliance information.
▪    Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪    U.S. Bank Legal Administration (e.g., registration statement update)
▪    CoreTax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Third Party Administrative Data Charges (descriptive data for each security)
▪    $[...] per security per month for fund administrative data
SEC Modernization Requirements
▪    Form N-PORT – $[...] per year, per Fund
▪    Form N-CEN – $[...] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Tortoise

Amended Exhibit C (continued) to the Fund Administration Servicing Agreement – Managed Portfolio Series
Legal Administration Service Proposal – In support of external legal counsel

$[...] per project – one fund (Tortoise MLP & Pipeline Fund)
$[...] per project – second fund (Tortoise North American Energy Independence Fund)
$[...] per project – each subsequent fund
 (Includes MST external counsel fee, subject to services provided; if applicable)
Project fee waived for Advisory Research MLP & Energy Infrastructure Fund and Advisory Research MLP & Energy Income Fund

▪    Additional fee of $[...] per sub-advisor
▪    Additional fee of $[...] per drafting multi-manager exemptive application (does not include outside legal costs)
▪    MST may require up to $[...] in escrow
Additional Legal Administration Services
▪    Subsequent new fund launch – $[...] per project
▪    Subsequent new share class launch – $[...] per project
▪    Multi-managed funds – as negotiated based upon specific requirements
▪    Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
▪    Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
▪    $15,000 for the first fund (subject to Board approval)
▪    $10,000 for funds 2-5 (subject to change based on Board review and approval)
▪    $7,500 for each additional fund over 5 (subject to change based on Board review and approval)
▪    $5,000 per sub-advisor per fund
▪    $7,500 onboarding fee
▪    Per advisor relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Tortoise Capital Advisors, L.L.C.

By: /s/ P. Bradley Adams

Printed Name: Brad Adams

Title: Managing Director    Date: May 27, 2020

Tortoise

Amended Exhibit C (continued) to the Fund Administration Servicing Agreement – Managed Portfolio Series

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE – Tortoise ADDITIONAL SERVICES at July 2020
Transfer In-Kind
▪    Tax Free Transfer In-Kind Cost Basis Tracking* – $[...] per sub-account per year
Daily Compliance Services (if required)
▪    Base fee – $[...] per fund per year
▪    Setup – $[...] per fund group
Section 18 Compliance Testing
▪    $[...] set up fee per fund complex
▪    $[...] per fund per month
Section 15(c) Reporting
▪   $[...] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
- Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪   Additional 15c reporting is subject to additional charges
▪   Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
▪    Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
▪    Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[...] per year
▪    Additional Capital Gain Dividend Estimates – (First two included in core services) –  $[...] per additional estimate
▪    State tax returns - (First two included in core services) – $[...] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
▪    Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
▪    Prepare Federal and State extensions (If Applicable) – Included in the return fees
▪    Prepare provision estimates – $[...] Per estimate

State Tax Returns
▪    Prepare state income tax returns for funds and blocker entities – $[...] per state return
−    Sign state income tax returns – $[...] per state return
−    Assist in filing state income tax returns – Included with preparation of returns
▪    State tax notice consultative support and resolution – $[...] per fund

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Tortoise